Exhibit 10.31

License Reference No.  L004001

AMENDMENT (“Amendment”) dated as of November 14, 2002 to the Agreement with an Effective Date of December 15, 2000 (hereinafter referred to as the “Agreement”) by and between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (“IBM”), and IBIS TECHNOLOGY CORPORATION, a Massachusetts corporation (“IBIS”).

WHEREAS IBIS and IBM are entering into an agreement dated November 14, 2002, defining the joint development by IBIS and IBM of an enhanced process for implanting silicon wafers with oxygen and annealing such wafers (“Joint Development Agreement”); and

WHEREAS IBIS and IBM are entering into an Amended and Restated License Agreement dated November 14, 2002, wherein IBM is licensing IBIS under certain know-how and other rights related to IBM’s proprietary process for implanting silicon wafers with oxygen as practiced at its East Fishkill, NY, location, and IBIS is granting certain rights to IBM; and

WHEREAS IBIS and IBM wish to amend the Agreement;

NOW THEREFORE IBIS and IBM agree to amend the Agreement as follows:

1)  Delete section 1.2 in its entirety and replace with the following:

—1.2 “Licensed Process” shall mean the process for implanting silicon wafers with oxygen and annealing, as practiced for commercial production in IBM’s East Fishkill, NY, facility on December 15, 2000, referred to within IBM as Routes 7N00, 7V00, 7A00 and 2V00; and shall further include the Enhanced Process as defined in the Joint Development Agreement.—

2)  In section 1.3, delete “Effective Date” and insert in its place — November 14, 2002—.

3)  In section 1.3, after “U.S. Patent 5,930,643” insert: —and further includes the issued patents and patents issuing on the patent applications listed in Exhibit A hereto—

This Amendment shall be effective as of November 14, 2002.

Except as amended by this Amendment, all the rights, obligations and liabilities of the parties under the Agreement shall otherwise remain in full force and effect as set out therein.

Agreed to:		Agreed to:

IBIS TECHNOLOGY CORPORATION		INTERNATIONAL BUSINESS MACHINES CORPORATION

By:	/s/ Martin J. Reid	By:	/s/ Gerald Rosenthal
	Martin J. Reid		Gerald Rosenthal
	CEO		Vice President

Date:	November 14, 2002	Date:	November 21, 2002

EXHIBIT A

“IBM Licensed Patents” shall include the following issued patents and patents issuing on the following patent applications:

Patent Number	Issue Date

US 6,043,166	March 28, 2000

US 6,090,689	July 18, 2000

US 6,204,546	March 20, 2001

US 6,222,253	April 24, 2001

US 6,259,137	July 10, 2001

US Patent Application Serial No.	Filing Date

09/861593	May 21, 2001

10/185580	June 28, 2002

09/861596	May 21, 2001

09/861594	May 21, 2001

09/884670	June 19, 2001

10/055139	Jan. 23, 2002

10/122009	April 11, 2002

10/200822	July 22, 2002

END OF EXHIBIT A